                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               STB SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                             [PASTE UP STB LOGO]

                         1651 NORTH GLENVILLE DRIVE
                          RICHARDSON, TEXAS  75081
                               (972) 234-8750

                              ----------------

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON APRIL 16, 1998

                              ----------------

To the Shareholders of
  STB SYSTEMS, INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of STB Systems, Inc. (the "Company"), a Texas corporation, will be held in the Michelangelo Room, Omni Richardson Hotel, 701 East Campbell Road, Richardson, Texas, on Thursday, April 16, 1998, at 3:00 p.m., Dallas, Texas time, for the following purposes:

          1. To elect seven directors to serve until the next succeeding annual meeting and until their respective successors are elected and qualified;

          2.  To approve amendments to the Company's 1995 Long Term Incentive
Plan;

          3. To ratify the appointment by the Board of Directors of Price Waterhouse LLP as independent certified public accountants of the Company for the fiscal year ending October 31, 1998; and

          4. To transact such other business as properly may come before the meeting or any adjournment thereof.

     The close of business on March 3, 1998 has been fixed by the Board of Directors as the record date for the Annual Meeting. Only shareholders of record on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof, notwithstanding transfer of any stock on the books of the Company after such record date. The stock transfer books will not be closed.

     A Proxy Statement, form of Proxy, and copy of the Annual Report on the Company's operations during the fiscal year ended October 31, 1997, accompany this notice.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. IF YOU DO NOT EXPECT TO ATTEND IN PERSON, PLEASE SIGN AND DATE THE FORM OF PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. THE FORM OF PROXY IS ENCLOSED IN THE MAILING ENVELOPE IN WHICH THIS PROXY STATEMENT IS CONTAINED. SHAREHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

                              By Order of the Board of Directors

                                         BRYAN F. KEYES
                                           SECRETARY
February 27, 1998

                             [PASTE UP STB LOGO]

                         1651 NORTH GLENVILLE DRIVE
                          RICHARDSON, TEXAS  75081
                               (972) 234-8750

                              PROXY STATEMENT

                  FOR THE ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON APRIL 16, 1998

                         SOLICITATION OF PROXIES

     This Proxy Statement is furnished to shareholders of STB Systems, Inc., a Texas corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors to be voted at the Annual Meeting of Shareholders of the Company to be held in the Michelangelo Room, Omni Richardson Hotel, 701 East Campbell Road, Richardson, Texas, on Thursday, April 16, 1998, at 3:00 p.m., Dallas, Texas time, or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. References herein to the "Company" include its subsidiaries, unless the context otherwise requires.

     This Proxy Statement and form of Proxy are being mailed to shareholders on or about March 6, 1998. If the enclosed form of Proxy is executed and returned, it may nevertheless be revoked by the shareholder at any time by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. A shareholder who attends the meeting in person may revoke his or her proxy at that time and vote in person if so desired. All proxies duly signed, dated, and returned will be voted as specified therein, but unless otherwise specified, will be deemed to grant authority to vote:

          (1) FOR the election of the seven nominees listed under "Election of Directors" as nominees of the Company for election as directors;

          (2) FOR the amendment of the Company's 1995 Long Term Incentive Plan to increase the number of authorized shares under the 1995 Long Term Incentive Plan; and

          (3) FOR the ratification of the appointment by the Board of Directors of Price Waterhouse LLP as independent certified public accountants of the Company for the fiscal year ending October 31, 1998.

     The enclosed Proxy is solicited by and on behalf of the Board of Directors of the Company. The Company is unaware of any additional matters not set forth in the Notice of Annual Meeting of Shareholders that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting and presented for a vote of the shareholders, the persons named in the Proxy will vote in accordance with their best judgment upon such matters, unless otherwise restricted by law.

     The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may also be solicited by personal interview, facsimile transmission, and telephone by directors, officers, employees, and agents of the Company. The Company will also supply brokers, nominees, or other custodians with the numbers of Proxy forms, Proxy Statements, and Annual Reports they may require for forwarding to beneficial owners, and the Company will reimburse such persons for their expense in so doing.

              OUTSTANDING CAPITAL STOCK AND STOCK OWNERSHIP OF
                   DIRECTORS, CERTAIN EXECUTIVE OFFICERS
                        AND PRINCIPAL SHAREHOLDERS

     The record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting has been established by the Board of Directors as the close of business on March 3, 1998. As of February 26, 1998, the Company had issued and outstanding and entitled to vote at the Annual Meeting 10,488,177 shares of Common Stock, par value $.01 per share ("Common Stock"). (For a description of the voting rights of the Common Stock, see "Quorum and Voting" herein.)

     The following table sets forth information as of January 31, 1998, regarding the beneficial ownership of the Company's Common Stock by each person or group known by management of the Company to own more than five percent of the outstanding shares of Common Stock of the Company, by each of the Company's executive officers named in the Summary Compensation Table below, by each of the Company's directors and by all of its directors and executive officers as a group.

                                                     SHARES OF COMMON STOCK BENEFICIALLY
                                                     OWNED AND PERCENTAGE OF OUTSTANDING
                                                                 SHARES AS OF
                                                               JANUARY 31, 1998
NAME                                                    NUMBER(1)            PERCENT
----                                                    ---------            -------
William E. Ogle (2)(3)(4)(5)                            1,662,937             15.8%
William D. Balthaser, Jr. (4)(5)                          667,499              6.4%
Mark S. Sims (4)(5)                                       675,165              6.5%
Randall D. Eisenbach (2)                                   56,787                *
James L. Hopkins (2)(3)                                    48,576                *
J. Shane Long (2)                                          37,350                *
Bryan F. Keyes(2)(3)                                       10,071                *
James J. Byrne(2)                                          15,750                *
Dennis G. Sabo                                                -0-                *
Lawrence E. Wesneski (2)(6)                                31,500                *
Invesco PLC (7)                                           695,175              6.6%
Norwest Corporation(8)                                    590,071              5.6%
                                                        ---------             -----
Directors and executive officers as a
 group (8 persons)(2)                                   1,862,971             17.4%

---------------------
* Less than 1%

(1) Unless otherwise indicated, to the knowledge of the Company, all shares are owned directly and the owner has sole voting and investment power.

(2)  Includes options to purchase 90,900, 52,200, 44,850, 37,350, 8,550,
     13,500, 20,250 and 267,600 shares of Common Stock granted to Messrs. Ogle, Eisenbach, Hopkins, Long, Keyes, Byrne, Wesneski, and all directors and executive officers as a group, respectively, that are exercisable within 60 days of January 31, 1998. Does not include options to purchase 150,600, 139,800, 129,900, 129,900, 27,750, 9,000, 13,500 and 600,450 shares of
     Common Stock granted to Messrs. Ogle, Eisenbach, Hopkins, Long, Keyes, Byrne, Wesneski and all directors and executive officers as a group, respectively, that are not exercisable within 60 days of January 31, 1998.

(3) Includes for William E. Ogle 12,375 shares held by him pursuant to an Individual Retirement Account and 7,911 shares held by him pursuant to the Company's 401(k) Savings Plan. Includes for James L. Hopkins 1,476 shares held by him pursuant to the Company's 401(k) Savings Plan and for Bryan F. Keyes 396 shares held by him pursuant to the Company's 401(k) Savings Plan.

(4) Messrs. Ogle, Balthaser and Sims are parties to a Right of First Refusal Agreement pursuant to which either the Company or Mr. Ogle have the right to purchase the shares of Messrs. Ogle, Balthaser or Sims under certain circumstances. See "Certain Transactions--Right of First Refusal."

(5) The address of each of Messrs. Ogle, Balthaser and Sims is 1651 North Glenville Drive, Richardson, Texas 75081.

(6) Includes 11,250 shares held by Twin Lakes Partners, L.P. ("Twin Lakes"). Mr. Wesneski is the sole general partner of Twin Lakes.

(7) Shares are held by various affiliates of Invesco PLC as a group. The address of Invesco PLC is 11 Devonshire Square, London EC2 4YR, England. Information with respect to such beneficial ownership was obtained from a
     Schedule 13G filed with the Securities and Exchange Commission.

(8) The address of Norwest Corporation is Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479. Information with respect to such beneficial ownership was obtained from a Schedule 13G filed with the Securities and Exchange Commission.


                                QUORUM AND VOTING

     The presence, in person or by proxy, of the holders of a majority of the voting power of the outstanding shares of Common Stock of the Company entitled to vote is necessary to constitute a quorum at the meeting. The affirmative vote of a plurality of the voting power represented at the meeting and entitled to vote is required for the election of directors. Approval of the amendment of the 1995 Long Term Incentive Plan will be decided by the holders of a majority of the voting power represented at the meeting and entitled to vote.
A holder of shares of Common Stock will be entitled to one vote per share of Common Stock as to each matter properly brought before the meeting. Cumulative voting is not permitted in the election of directors. Abstentions and votes "withheld" are included in the determination of the number of shares present at the meeting for purposes of determining a quorum. Broker non-votes are counted for purposes of determining whether a quorum is present on any particular matter only if authority to vote on the matter is granted by the respective proxy. Abstentions and broker non-votes have no effect on determinations of plurality, except to the extent that they affect the total votes received by any particular candidate, and have the effect of negative votes on matters requiring approval of a specified percentage of the outstanding shares. For matters requiring approval by the holders of a specified percentage of the voting power represented at the meeting and entitled to vote, abstentions will have the effect of negative votes but broker non-votes will have no effect.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

     Seven directors will be elected at the Annual Meeting for terms expiring at the next Annual Meeting. The directors will continue to serve until their respective successors are duly elected and qualified. Each of the Board of Directors' nominees currently serves as a director of the Company.

     Shares represented by proxies returned duly executed will be voted, unless otherwise specified, in favor of the seven nominees for the Board of Directors named below. The proxies cannot be voted for more than seven nominees. The nominees have indicated that they are able and willing to serve as directors. If any (or all) such persons should be unable to serve, the persons named in the enclosed proxy will vote the share covered thereby for such substitute nominee (or nominees) as the Board of Directors may select. Shareholders may withhold authority to vote for any nominee by striking a line through the name of such nominee in the space provided for such purpose on the form of Proxy.

NOMINEES FOR DIRECTORS

     WILLIAM E. OGLE, age 51, is a co-founder of the Company and has served as Chief Executive Officer since 1981 and Chairman of the Board since 1985. Prior to founding the Company, Mr. Ogle co-founded Sundance Sales, Inc., a manufacturer's sales representative organization selling a broad variety of electronic components, and served as President of that company from 1978 to 1983.

     RANDALL D. EISENBACH, age 47, has served as a director of the Company since December 1994, as Executive Vice President and Chief Operating Officer of the Company since December 1993 and as Assistant Secretary since December 1994. From August 1990 to December 1993, Mr. Eisenbach served as Director of Operations of the Company. From November 1985 to December 1993, Mr. Eisenbach served as Director of Manufacturing for the Company.

     JAMES L. HOPKINS, age 52, has served as a director and as Chief Financial Officer and Vice President of Strategic Marketing of the Company since
December 1994. Mr. Hopkins' present responsibilities include directing European sales and marketing, managing specialized technology products and planning financial strategy. From 1987 through December 1994, Mr. Hopkins was active as general partner of H&H Management Systems, a consulting firm owned by Mr. Hopkins and his wife. H&H Management Systems, through Mr. Hopkins, provided a broad spectrum of consulting services to the Company from March 1990 through December 1994. Mr. Hopkins' responsibilities to the Company pursuant to STB's arrangement with H&H Management Systems were substantially identical to Mr. Hopkins' current responsibilities as an officer of the Company. Mr. Hopkins also served as an advisory director to the Company from 1992 until his election as a director in December 1994.

     J. SHANE LONG, age 31, has served as Vice President of Sales and Marketing of the Company since November 1994. Mr. Long served as National Sales Manager of the Company from November 1992 to October 1994 and as Western Area Sales Manager from July 1992 to October 1992. From January 1991 to July 1992,
Mr. Long served as a field sales employee for Quad State Sales, a manufacturer's representative company specializing in the sale of high-technology products. Mr. Long was elected a director of the Company following the completion of the Company's initial public offering.

     JAMES J. BYRNE, age 61, has been a director of the Company since February 1995. Mr. Byrne has served as Managing Partner of Byrne Technology Partners, Ltd. since January 1996. The firm provides professional services for strategic alliances and mergers within the computer industry and offers technology consulting services for corporate re-engineering. From April 1990 to its sale in March 1995, Mr. Byrne served as President of Harris Adacom Corporation, a company formed from the merger of the data communications division of Harris Corp. and Adacom Inc., which was engaged in network systems and services. From December 1986 to April 1990, Mr. Byrne was the Vice President and General Manager of the data communications division of Harris Corp. Mr. Byrne serves on the board of directors of Lennox International, Inc., a manufacturer of heating, ventilation and air conditioning systems and is also a member of the national board of directors of the American Electronics Association (AEA).

He is also a member of the Advisory Council of the University of Texas School of Engineering and Computer Science.

     DENNIS G. SABO, age 49, has been a director of the Company since
April 1997. He has served as the President and Chief Executive Officer of Arithmos, Inc., a privately held company engaged in the development of integrated circuits and technology for LCD flat panel displays since
March 1996. From 1990 through February 1996, Mr. Sabo served as the Senior Vice President of graphics accelerator products for S3 Incorporated, a designer and manufacturer of integrated circuits, where he was involved in the early development and introduction of "Windows Accelerators." Prior to being employed by S3 Incorporated, Mr. Sabo held management positions in the field of integrated circuit design technology for approximately 20 years.

     LAWRENCE E. WESNESKI, age 50, has been a director of the Company since February 1995. He has served as President and Chief Executive Officer of Hoak Breedlove Wesneski & Co. since August 1996. Prior to August 1996, Mr. Wesneski was President of BW Securities, Inc., which provided certain financial advisory services to the Company. From January 1987 to the present, Mr. Wesneski has served as President and Managing Director of Breedlove Wesneski & Co., a private merchant banking firm. From 1987 to 1995, Mr. Wesneski served as an advisory director to the Company. Mr. Wesneski serves on the board of directors of TSC Communications Corp., an independent operator of private pay telephones, Advanced Technical Products Corp., a defense products manufacturing company, and David's Supermarkets, Inc., a company that operates a regional chain of grocery stores. Mr. Wesneski also serves as the Vice Chairman of David's Supermarkets, Inc.

MEETINGS AND COMMITTEES OF BOARD OF DIRECTORS

     The Board of Directors held a total of ten meetings in fiscal 1997. Each director attended at least 75% of the meetings held by the Board of Directors and by committees of the Board on which he served. The Board of Directors has an Audit Committee, a Compensation Committee, and a Stock Option Committee.
The members of the Audit Committee are James J. Byrne and Lawrence E. Wesneski. The members of the Compensation Committee are William E. Ogle, James J. Byrne, Dennis G. Sabo and Lawrence E. Wesneski. The members of the Stock Option Committee are James J. Byrne and Lawrence E. Wesneski. The Board of Directors does not have a nominating committee.

     AUDIT COMMITTEE. The Audit Committee recommends annually to the Board of Directors an accounting firm to serve as the Company's independent public accountants, consults with the Company's independent auditors and with personnel from the internal audit and financial staffs with respect to corporate accounting, reporting, and internal control practices and reviews and approves transactions with parties affiliated with the Company. The Audit Committee met two times during fiscal 1997.

     COMPENSATION COMMITTEE. The Compensation Committee approves annual salary, bonus and sales commission levels for executive officers, oversees administration of the Company's employment agreements, and administers the Company's Profit Sharing Incentive Plan. The Compensation Committee met two times during fiscal 1997.

     STOCK OPTION COMMITTEE. The Stock Option Committee administers the Company's 1995 Long Term Incentive Plan and 1995 Employee Stock Option Purchase Plan. The Stock Option Committee met nine times in fiscal 1997.

                               PROPOSAL TWO

                     AMENDMENT OF THE STB SYSTEMS, INC.
                       1995 LONG TERM INCENTIVE PLAN

     In 1995, the Company adopted the STB Systems, Inc. 1995 Long Term Incentive Plan (the "Incentive Plan") under which incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock and performance units may be granted to key executives and managerial employees of the Company and its subsidiaries.

     On February 19, 1998, the Board of Directors unanimously adopted and recommended for shareholder approval an amendment to the Incentive Plan that increases the number of shares reserved for issuance under the Incentive Plan. This amendment is described below. Each of the Company's current executive officers and employee directors has been and is expected to continue to be a participant under the Incentive Plan and therefore may be affected by the proposed amendment.

INCREASE OF AUTHORIZED SHARES UNDER THE PLAN

     The Board of Directors proposes to amend the Incentive Plan to increase the maximum aggregate number of shares of Common Stock with respect to which options, restricted shares and rights granted without accompanying options may be granted pursuant to the Incentive Plan from 2,250,000 to 2,700,000. At February 26, 1998, 260,650 shares of Common Stock had been issued as a result of the exercise of options previously issued under the Incentive Plan, and 1,911,129 shares of Common Stock have been allocated for options previously issued under the Incentive Plan, leaving 78,871 shares of Common Stock available for future grant. The Board of Directors believes that the use of long term incentives based on the value of the Company's Common Stock is necessary to attract and retain key executives and other key employees, consultants, and independent contractors, to motivate such personnel to achieve long-range goals and provide compensation opportunities that are competitive with those offered by other corporations. The recommended increase in the number of shares reserved for issuance under the Incentive Plan has been proposed in order to enable the Company to continue to provide stock-based incentives to current employees, consultants and independent contractors and to attract new employees to the Company, particularly engineering personnel, for the foreseeable future.

     Shareholder approval of these amendments is required under the Internal Revenue Code in order to authorize additional awards of incentive stock options under the Incentive Plan, and is also required by the NASDAQ rules.

DESCRIPTION OF THE INCENTIVE PLAN

     SCOPE. The Incentive Plan authorizes the grant of incentive stock options and non-qualified stock options to purchase Common Stock, stock appreciation rights, restricted stock and performance units, to key executives and other key employees of the Company, including officers of the Company and its subsidiaries. The Incentive Plan also authorizes the grant of non-qualified stock options to consultants and independent contractors of the Company (collectively referred to as "Non-Employee Participants"). The purpose of the Incentive Plan is to attract and retain key employees, consultants and independent contractors, to motivate them to achieve long-range goals and to further identify their interests with those of the other shareholders of the Company.

     The Incentive Plan authorizes the award of 2,250,000 shares of Common Stock, to be used for stock options, stock appreciation rights or restricted stock. The proposed amendment would increase the number of shares of Common Stock available for award under the Incentive Plan to 2,700,000. If an award made under the Incentive Plan expires, terminates or is forfeited or settled in cash, without issuance of shares of Common Stock covered by the award, those shares will be available for future awards under the Incentive Plan. The Incentive Plan will terminate on December 31, 2004.

     ADMINISTRATION. The Incentive Plan may be administered by the Board of Directors or, if directed by the Board of Directors, the Stock Option Committee or any successor thereto of the Board of Directors of the Company

(the Board of Directors or, if applicable, the Stock Option Committee is referred to herein as the "Stock Option Committee"). Subject to the provisions of the Incentive Plan, the Stock Option Committee will have authority to select employees and Non-Employee Participants to receive awards, to determine the time or times of receipt, to determine the types of awards and the number of shares covered by the awards, to establish the terms, conditions and provisions of such awards, to determine the value of performance units and to accelerate or extend the exercisability of outstanding awards. In making such award determinations, the Stock Option Committee may take into account the nature of services rendered by the employee, his or her present and potential contribution to the Company's growth and success and such other factors as the Stock Option Committee deems relevant. The Stock Option Committee is authorized to accelerate or extend the period of exercisability of awards after they have been granted, to interpret the Incentive Plan, to establish, amend, and rescind any rules and regulations relating to the Incentive Plan, to determine the terms and provisions of any agreements made pursuant to the Incentive Plan, and to make all other determinations that may be necessary or advisable for the administration of the Incentive Plan.

     ELIGIBILITY. Executives and other key full-time employees of the Company and its subsidiaries may be selected by the Stock Option Committee to receive awards under the Incentive Plan. The Company estimates that approximately 10 executives and approximately 120 other employees are currently eligible to receive awards under the Incentive Plan. The Incentive Plan provides that no more than 250,000 shares of Common Stock may be subject to awards granted per year to any one employee participating in the Incentive Plan. In the discretion of the Stock Option Committee, an eligible employee may receive an award in the form of a stock option, stock appreciation right, restricted stock award or performance unit or any combination thereof, and more than one award may be granted to an eligible employee.

     Non-Employee Participants may be selected by the Stock Option Committee to receive non-qualified stock options under the Incentive Plan.

     STOCK OPTIONS. The Incentive Plan authorizes the award of both incentive stock options (the "ISOs") and nonqualified stock options. Under the Incentive Plan, an option may be exercised at any time during the exercise period established by the Stock Option Committee, except that: (i) no option may be exercised more than 90 days after employment with the Company and its subsidiaries terminates by reason other than death, disability or authorized leave of absence for military or government service; and (ii) no option may be exercised more than 12 months after employment with the Company and its subsidiaries terminates by reason of death or disability. The aggregate fair market value (determined at the time of the award) of the Common Stock with respect to which ISOs are exercisable for the first time by any employee during any calendar year may not exceed $100,000. The term of each option is determined by the Stock Option Committee and such term may be extended by the Stock Option Committee, provided that the term may not exceed ten years from the date of grant. The exercise price of options is determined by the Stock Option Committee, but the exercise price of ISOs cannot be less than the fair market value of the Common Stock on the date of the grant. The exercise price of options may be paid in cash or, with the Stock Option Committee's approval, in shares of Common Stock. Grants of options do not entitle any optionee to any rights as a shareholder, and such rights will accrue only as to shares actually purchased through the exercise of an option.

     Under the Incentive Plan, a holder of non-qualified stock options is permitted to make gifts or other non-compensated transfers of options and rights among a limited class of permitted transferees, consisting of family members or trusts or partnerships for family members.

      STOCK APPRECIATION RIGHTS. The Incentive Plan authorizes the grant of both primary stock appreciation rights (the "SARs") and additional SARs. Primary SARs may be granted either separately or in tandem with options. Primary SARs entitle the holder to receive an amount equal to the difference between the fair market value of a share of Common Stock at the time of exercise of the SAR and the option price (or deemed option price in the event of an SAR that is not granted in tandem with an option), multiplied by the number of shares of Common Stock subject to the option or deemed option as to which the SAR is being exercised (subject to the terms and conditions of the option or deemed option). An SAR may be exercised at any time when the option to which it relates may be exercised and will terminate no later than the date on which the right to exercise the tandem option (or deemed option) terminates (or is deemed to terminate). The participating employee has the discretion to determine whether the exercise of an SAR will be settled in cash, in Common Stock (valued at its fair market value at the time of exercise) or in a combination of the two. The exercise of an SAR requires the surrender of the tandem option, if any, and the exercise of a stock option requires the surrender of the tandem SAR, if any.

     Additional SARs may be granted only in tandem with stock options and entitle the holder to receive an amount equal to the difference between the fair market value of a share of Common Stock on the date of exercise of the related option and the option price, multiplied by the number of shares of Common Stock subject to the option as to which the SAR is being exercised (subject to the terms and conditions of the option), multiplied by a percentage factor ranging from 10% to 100% (as determined either by the Stock Option Committee at the date of grant or by the formula established by the Stock Option Committee at the date of grant).

     If an SAR, or the corresponding option with which the SAR was awarded, is not exercised prior the date that it ceases to be exercisable, then such SAR generally shall be deemed exercised as of such date and shall be paid to the employee in cash. No SAR may be exercised more than 90 days after employment with the Company and its subsidiaries terminates by reason other than death, disability or authorized leave of absence for military or government service. No SAR may be exercised more than 12 months after the holder's employment with the Company and its subsidiaries terminates by reason of death or disability.

     RESTRICTED STOCK. Restricted stock awards are grants of Common Stock made to employees subject to a required period of employment following the award (the "Restricted Period") and any other conditions established by the Stock Option Committee. An employee will become the holder of shares of restricted stock, free of all restrictions, if he or she completes the Restricted Period and satisfies any other conditions; otherwise, the shares will be forfeited. Under the Incentive Plan, the Restricted Period may not be more than ten years. The employee will have the right to vote the shares of restricted stock and, unless the Stock Option Committee determines otherwise, will have the right to receive dividends on the shares during the Restricted Period. The employee may not sell, pledge or otherwise encumber or dispose of restricted stock until the conditions imposed by the Stock Option Committee have been satisfied. The Stock Option Committee may accelerate the termination of the Restricted Period or waive any other conditions with respect to any restricted stock.

     PERFORMANCE UNITS. Performance units are awards that entitle the holders to receive a specified value for the units at the end of a performance period established by the Stock Option Committee if performance measures established by the Stock Option Committee at the beginning of the performance period are met. Although the performance measures and performance period will be determined by the Stock Option Committee at the time of the award of performance units, they may be subject to such later revision as the Stock Option Committee deems appropriate to reflect significant events or changes.
If the employment of a holder of a performance unit with the Company or a subsidiary terminates by reason of death, disability or retirement, then the Company will pay the employee or his or her beneficiary or estate the amount of the performance unit earned as of the date of termination. If the employment of a holder of a performance unit with the Company or a subsidiary terminates for any other reason, then the performance units held by such holder will automatically be forfeited.

     ADJUSTMENTS. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend, split, spinoff, recapitalization, merger, consolidation, combination, exchange of shares or other similar change, the aggregate number of shares with respect to which awards may be made under the Incentive Plan, and the terms and the number of shares of any outstanding option, SAR, performance unit or restricted stock, may be equitably adjusted by the Stock Option Committee at its sole discretion.

     BUSINESS COMBINATIONS. Unless provision is otherwise made in the terms of the award granted by the Stock Option Committee, or by the terms of the agreement with respect to the business combination, in the event of a change in control of the Company (as defined in the Incentive Plan), all outstanding stock options, stock appreciation rights, restricted stock and performance units shall terminate, provided that the holders of any options or SARs may exercise such awards to the extent then vested immediately prior to any such event and the holders of any performance units shall be entitled to the then vested values of such units as of such date.

     TERMINATION AND AMENDMENT. The Incentive Plan may be suspended, terminated or amended by the Board of Directors, provided that, an amendment shall be subject to shareholder approval, if such approval is required at the time such amendment is adopted by Rule 16b-3 promulgated under the Securities Exchange Act of 1934 or under any successor rule, by the Internal Revenue Code or by the NASDAQ rules. No amendment, suspension or termination of the Incentive Plan may alter or impair any option, SAR, share of restricted stock or performance unit previously awarded under the Incentive Plan without the consent of the holder thereof.

     OPTION GRANTS. No options were granted to the Named Executive Officers during fiscal 1997. All current employees of the Company as a group (15 persons) excluding the Named Executive Officers (who did not receive any options during fiscal 1997) received grants of 137,625 stock options in fiscal 1997 under the Incentive Plan with an average exercise price of $15.25. These stock options have expiration dates ranging from January 1, 2007 to October 6, 2007. In the 1998 first fiscal quarter, the Company granted to the Named Executive Officers 85,000 stock options under the Incentive Plan with an exercise price of $15.08, which expire on December 18, 2007.

     FEDERAL INCOME TAX CONSEQUENCES. The following summary of the federal income tax consequences of the Incentive Plan is not comprehensive and is based on current income tax laws, regulations and rulings.

     INCENTIVE STOCK OPTIONS. An optionee does not recognize income on the grant of an ISO. Subject to the effect of the alternative minimum tax, discussed below, if an optionee exercises an ISO in accordance with the terms of the option and does not dispose of the shares acquired within two years from the date of the grant of the option nor within one year from the date of exercise, the optionee will not realize any income by reason of the exercise and the Company will be allowed no deduction by reason of the grant or exercise. The optionee's basis in the shares acquired upon exercise will be the amount paid upon exercise. Provided the optionee holds the shares as a capital asset at the time of sale or other disposition of the shares, his gain or loss, if any, recognized on the sale or other disposition will be capital gain or loss. The amount of his gain or loss will be the difference between the amount realized on the disposition of the shares and his basis in the shares.

     If an optionee disposes of the shares within two years from the date of grant of the option or within one year from the date of exercise (an "Early Disposition"), the optionee will realize ordinary income at the time of such Early Disposition which will equal the excess, if any, of the lesser of (i) the amount realized on the Early Disposition, or (ii) the fair market value of the shares on the date of exercise, over the optionee's basis in the shares. The Company will be entitled to a deduction in an amount equal to such income. The excess, if any, of the amount realized on the Early Disposition of such shares over the fair market value of the shares on the date of exercise will be long-term, mid-term or short-term capital gain, depending upon the holding period of the shares, provided the optionee holds the shares as a capital asset at the time of Early Disposition. If an optionee disposes of such shares for less than his basis in the shares, the difference between the amount realized and his basis will be a long-term or short-term capital loss, depending upon the holding period of the shares, provided the optionee holds the shares as a capital asset at the time of disposition.

     The excess of the fair market value of the shares at the time the ISO is exercised over the exercise price for the shares is an amount included in an optionee's alternative minimum taxable income (the "Stock Option Preference").

     NON-QUALIFIED STOCK OPTIONS. Non-qualified stock options do not qualify for the special tax treatment accorded to ISOs under the Internal Revenue Code. Although an optionee does not recognize income at the time of the grant of the option, he recognizes ordinary income upon the exercise of a non-qualified option in an amount equal to the difference between the fair market value of the stock on the date of exercise of the option and the amount of the exercise price.

     As a result of the optionee's exercise of a non-qualified stock option, the Company will be entitled to deduct as compensation an amount equal to the amount included in the optionee's gross income. The Company's deduction will be taken in the Company's taxable year in which the option is exercised.

     The excess of the fair market value of the stock on the date of exercise of a nonqualified stock option over the exercise price is not an item of tax preference.

     STOCK APPRECIATION RIGHTS. Recipients of SARs do not recognize income upon the grant of such an award. When a participant elects to receive payment under an SAR, he recognizes ordinary income in an amount equal to the cash and/or fair market value of shares received, and the Company is entitled to a deduction equal to such amount.

     RESTRICTED STOCK; PERFORMANCE UNITS. Grantees of restricted stock and performance units do not recognize income at the time of the grant of such stock or units. However, when shares of restricted stock become free from any restrictions or when performance units are paid, grantees recognize ordinary income in an amount equal to the cash and the fair market value of the stock on the date all restrictions are satisfied. Alteratively, the grantee of restricted stock may elect to recognize income upon the grant of the stock and not at the time the restrictions lapse.

     TAXATION OF PREFERENCE ITEMS. Section 55 of the Internal Revenue Code imposes an alternative minimum tax equal to the excess, if any, of (i) 26% of the optionee's "alternative minimum taxable income" that does not exceed $175,000, plus 28% of his "alternative minimum taxable income" in excess of $175,000, over (ii) his "regular" federal income tax. Alternative minimum taxable income is determined by adding the optionee's Stock Option Preference and any items of tax preference to the optionee's adjusted gross income and then subtracting certain allowable deductions and an exemption amount. The exemption amount is $33,750 for single taxpayers, $45,000 for married taxpayers filing jointly, and $22,500 for married taxpayers filing separately. However, these exemption amounts are phased out beginning at certain levels of alternative minimum taxable income.

     CHANGE OF CONTROL. If there is an acceleration of the vesting of benefits and/or an acceleration of the exercisability of stock options upon a Change of Control (as defined in the Incentive Plan), all or a portion of the accelerated benefits may constitute "excess parachute payments" under Section 280G of the Internal Revenue Code. The employee receiving an excess parachute payment incurs an excise tax of 20% of the amount of the payment in excess of the employee's average annual compensation over the five calendar years preceding the year of the Change of Control, and the Company is not entitled to a deduction for such payment.

VOTE REQUIRED FOR APPROVAL

     The affirmative vote of a majority of the shares of Common Stock entitled to vote on this proposal and represented in person or by proxy is required for approval.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE INCENTIVE PLAN.

                               PROPOSAL THREE

                    RATIFICATION OF SELECTION OF AUDITOR

     The Board of Directors has selected Price Waterhouse LLP as independent certified public accountants to audit the consolidated financial statements of the Company for the fiscal year ending October 31, 1998, and has determined that it would be desirable to request that the shareholders ratify such selection. The affirmative vote of a majority of the outstanding shares of Common Stock present at the Annual Meeting in person or by proxy is necessary for the ratification of the appointment by the Board of Directors of Price Waterhouse LLP as independent certified public accountants. Price Waterhouse LLP served as the Company's independent certified public accountants for the fiscal year ended October 31, 1997 and has reported on the Company's consolidated financial statements for such year. Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

     While shareholder ratification is not required for the selection of Price Waterhouse LLP since the Board of Directors has the responsibility for selecting the Company's independent certified public accountants, the selection is being submitted for ratification at the Annual Meeting with a view towards soliciting the shareholders' opinions, which the Board of Directors will take into consideration in future deliberations.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF PRICE WATERHOUSE LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING OCTOBER 31, 1998.

                      EXECUTIVE OFFICERS OF THE COMPANY

     The executive officers of the Company are as follows:

        NAME              AGE             POSITION WITH COMPANY
        ----              ---             ---------------------
 William E. Ogle          51       Chief Executive Officer and Chairman
                                   of the Board of Directors

 Randall D. Eisenbach     47       Executive Vice President, Chief
                                   Operating Officer, Assistant Secretary
                                   and Director

 James L. Hopkins         52       Chief Financial Officer, Vice
                                   President of Strategic Marketing and
                                   Director

 J. Shane Long            31       Vice President of Sales and
                                   Marketing and Director

 Bryan F. Keyes           49       Vice President of Administration and
                                   General Counsel

     Information concerning the business experience of Messrs. Ogle, Eisenbach, Hopkins and Long is provided under the caption "Election of Directors" above. Set forth below is information concerning the business experience of the other executive officer of the Company.

     BRYAN F. KEYES has served as Vice President of Administration and General Counsel of the Company since November 1997. Prior to such date, Mr. Keyes served as Director of Legal and Finance of the Company since April 1993 and as Secretary and Treasurer since December 1994. Mr. Keyes is responsible for all legal matters and various administrative activities. From November 1992 to April 1993, Mr. Keyes was self-employed as a financial consultant. From January 1988 to November 1992, Mr. Keyes served as Vice President of Finance and Administration for Trammell Crow Distribution Corporation, a national warehousing and logistics company. From 1972 to 1987, Mr. Keyes was employed by Coopers & Lybrand, where he was a partner from 1980 to 1987. Mr. Keyes is a member of the American Institute of Certified Public Accountants, the Texas Society of CPAs and the State Bar of Texas.

     All executive officers are elected annually by the Board of Directors to serve until the next annual meeting of the Board of Directors and until their respective successors are chosen and qualified.

                 EXECUTIVE COMPENSATION AND OTHER MATTERS

     The following information summarizes annual and long-term compensation for services in all capacities to the Company for the fiscal years ended October 31, 1997, 1996 and 1995, of the Chief Executive Officer and the other four most highly compensated executive officers of the Company (collectively, the "Named Executive Officers"):

                        SUMMARY COMPENSATION TABLE

                                                            LONG-TERM
                                                          COMPENSATION
                                                             AWARDS
                                    ANNUAL COMPENSATION   ------------
                                    -------------------    SECURITIES
                                                           UNDERLYING     ALL OTHER
      NAME AND                                   BONUS       OPTIONS     COMPENSATION
  PRINCIPAL POSITION        YEAR   SALARY($)   ($)(1)(2)       (#)          ($)(3)
  ------------------        ----   ---------   ---------  ------------   ------------
William E. Ogle             1997   $260,000    $169,240        -           $3,562
Chairman and Chief          1996   $200,000    $ 96,741      90,000        $1,974
Executive Officer           1995   $175,000    $ 79,814     121,500        $2,685

Randall D. Eisenbach        1997   $210,000    $137,604        -           $3,500
Executive Vice              1996   $177,770    $ 83,197      90,000        $1,746
President and Chief         1995   $150,000    $ 28,275      94,500        $8,148
Operating Officer

James L. Hopkins (4)(5)     1997   $250,461    $135,995        -           $3,300
Chief Financial Officer     1996   $162,066    $ 60,463      90,000        $1,250
and Vice President of       1995   $108,199    $  7,701      69,750        $1,917
Strategic Marketing

J. Shane Long (6)           1997   $257,271    $103,445        -           $2,933
Vice President of           1996   $212,993    $ 55,626      90,000        $1,150
Sales and Marketing         1995   $153,349    $ 20,393      69,750        $  975

Bryan F. Keyes              1997   $110,000    $ 26,281        -           $1,696
Vice President of           1996   $ 97,767    $ 27,540      18,000        $  712
Administration and          1995   $ 91,267    $ 18,678      18,000        $  400
General Counsel

---------------

(1) The Company's current Profit Sharing Plan became effective upon the consummation of the Company's initial public offering, and amounts reported as bonus for fiscal year 1995 include certain payments that were made pursuant to the former Profit Sharing Plan prior to such consummation. Except for the percentage of pretax income allocated to the Profit Sharing Plan and the relative amounts allocated among participants, the former Profit Sharing Plan was substantially identical to the Company's current Profit Sharing Plan.

(2) None of the Named Executive Officers received any perquisites or other personal benefits in fiscal year 1995, fiscal year 1996 or fiscal year 1997 that in the aggregate exceeded the lesser of $50,000 or 10% of such Named Executive Officer's salary and bonus for such year.

(3) Reflects for fiscal year 1996 matching contributions made by the Company pursuant to its 401(k) Savings Plan to Messrs. Ogle, Eisenbach, Hopkins, Long and Keyes in the amounts of $1,974, $1,746, $1,250, $1,150 and $712, respectively, and for fiscal year 1997 matching contributions made by the Company pursuant to its 401(k) Savings Plan to Messrs. Ogle, Eisenbach, Hopkins, Long and Keyes in the amounts of $3,562, $3,500, $3,300, $2,933 and $1,696, respectively.

(4) Salary amount includes for fiscal year 1995 (beginning January 1, 1995, when Mr. Hopkins was first compensated as an officer of the Company) $91,667 paid as base salary and $16,532 paid as sales commissions, for fiscal 1996 $125,000 paid as base salary and $37,065 paid as sales commissions, and for fiscal year 1997 $180,000 paid as base salary and $70,461 paid as sales commissions.

(5) Included in the bonus amount for Mr. Hopkins is profit sharing of $115,995 and a bonus of $20,000 for fiscal year 1997.

(6) Salary amount includes for fiscal year 1995, $97,500 paid as base salary and $55,849 paid as sales commissions, for fiscal year 1996, $115,000 paid as base salary and $97,993 paid as sales commissions, and for fiscal year 1997, $160,093 paid as base salary and $97,178 paid as sales commissions.

                      OPTION GRANTS IN LAST FISCAL YEAR

     No options were granted to the named executive officers during fiscal
1997.

                       AGGREGATED OPTION EXERCISES IN
             LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                       SHARES
                     ACQUIRED ON     VALUE
NAME                 EXERCISE (#)  REALIZED($)      EXERCISABLE    UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
----                 ------------  -----------      -----------    -------------    -----------   -------------
                                                        NUMBER OF SECURITIES
                                                       UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                         OPTIONS AT FISCAL              IN-THE-MONEY OPTIONS
                                                            YEAR-END(#)               AT FISCAL YEAR-END($)(1)
                                                            -----------               ------------------------
William E. Ogle          -              -              66,600         144,900         868,830       1,744,342
Randall D. Eisenbach   22,500        483,000           33,300         128,700         394,393       1,513,567
James L. Hopkins       15,000        337,500           30,900         113,850         360,222       1,301,982
J. Shane Long          22,500        217,800           23,400         113,850         253,357       1,301,997
Bryan F. Keyes          7,200        160,800            3,600          25,200          42,260         322,904

-----------

(1) Based on the last sale price of $19.58 of the Company's Common Stock on the Nasdaq National Market on October 31, 1997. The exercise prices of the options in this table ranged from $5.33 to $9.78 per share.


EMPLOYMENT AGREEMENTS

     The Company is a party to employment agreements with each of Messrs. Ogle, Eisenbach, Hopkins and Long. Each agreement has a term extending through October 31, 1998, and automatically renews for an additional year on each subsequent October 31, subject to the right of the Company or the employee to terminate the agreement with a 30-day notice prior to the date of renewal. Under the agreements, Messrs. Ogle, Eisenbach, Hopkins and Long will receive base annual salaries in fiscal year 1998 of $275,000, $230,000, $190,800 and $169,600, respectively, and each is eligible to receive incentive compensation under the Company's Profit Sharing Plan. The agreements with Messrs. Hopkins and Long also provide for the payment of sales commissions, the amounts of which are subject to annual adjustment by the Compensation Committee. Each agreement provides for a severance payment if the agreement is terminated under certain circumstances (including termination of an agreement during the period immediately preceding a renewal date). The amounts of the severance payments are as follows: Mr. Ogle would receive two times the sum of his base annual salary and annualized incentive compensation; Mr. Eisenbach would receive the sum of his base annual salary and annualized incentive compensation; each of Mr. Hopkins and Mr. Long would receive the sum of his base annual salary, annualized incentive compensation and annualized sales commissions. If an agreement is terminated under certain circumstances within twelve months after a change in control of the Company, such agreement also provides for a parachute payment in an amount that is two times the severance payment. For purposes of calculating severance and parachute payments, the employee's base annual salary is equal to the employee's then current base annual salary; the annualized incentive compensation is four times the average of the amount earned in the eight full quarters preceding the termination; and the annualized sales commissions is twelve times the average of the amount earned in the 24 full months preceding the termination. Except in the event of a termination that requires payment of a parachute payment, Messrs. Ogle, Eisenbach, Hopkins and Long also agree not to participate, in any manner, during the term of their respective agreements and for two years thereafter, in the development, manufacture or sale of graphics adapters for desktop PCs or in any other business in which the Company may be engaged at the time of termination of employment.

COMPENSATION OF DIRECTORS

     Prior to its initial public offering, the Company paid each director a fee of $1,000 per meeting and paid advisory director fees of $1,000 per meeting to Messrs. Eisenbach, Hopkins and Wesneski. Following the Company's initial public offering, the Company stopped paying directors fees for their services as directors, although the Company continues to reimburse directors for all expenses incurred in connection with their activities as directors. Non-Employee Directors of the Company are entitled to receive certain stock option awards under the Company's Stock Option Plan for Non-Employee Directors.

COMPENSATION AND OTHER COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Before the Company's initial public offering, decisions concerning compensation, including decisions concerning compensation for fiscal year 1995, were made by the Company's Board of Directors. At the time such decisions were made concerning compensation for fiscal 1995, the Board of Directors consisted of Mr. Ogle, Mr. Mark S. Sims and Mr. William D. Balthaser, Jr. Mr. Eisenbach also participated in deliberations concerning such compensation. Each of Messrs. Ogle, Eisenbach, Balthaser and Sims served as officers of the Company during fiscal year 1995. In March 1995, the Company's Board of Directors appointed a Compensation Committee comprised of Messrs. Byrne and Wesneski and a Stock Option Committee comprised of Messrs. Byrne and Wesneski, the Company's independent directors.

     Lawrence E. Wesneski, a director of the Company, serves as President and Chief Executive Officer of Hoak Breedlove Wesneski & Co., and owns a portion of the equity securities of Hoak Breedlove Wesneski & Co. (BW Securities, Inc. ("BWS") acquired substantially all of the assets of Hoak Securities Corporation in August 1996. Subsequent to this acquisition, the name of BWS was changed to "Hoak Breedlove Wesneski & Co.") Mr. Wesneski serves as President of Breedlove Wesneski & Co. ("BWC") and served as President of BWS, and at one time owned a portion of the equity of BWC and BWS. The Company paid BWC and its affiliates $132,550 and $56,200 in fiscal years 1995 and 1996, respectively, for the performance of certain services relating to the arrangement of credit facilities for the Company.

CERTAIN TRANSACTIONS

     RIGHT OF FIRST REFUSAL. The Company and Messrs. Ogle, Sims and Balthaser entered into a Right of First Refusal Agreement (the "Right of First Refusal Agreement") which provides that if Mr. Ogle, Mr. Sims or Mr. Balthaser proposes to sell any shares of Common Stock registered in his name as of the date of the closing of the Company's initial public offering, then the Company will have a right of first refusal to purchase such shares on terms similar to those proposed. If the Company does not exercise its right to purchase all or a portion of the shares of Common Stock proposed to be sold by either Mr. Sims or Mr. Balthaser, then Mr. Ogle will have a right of first refusal to purchase those shares of Common Stock that the Company does not wish to purchase. Mr. Ogle will not participate in any decision by the Company to exercise its right of first refusal to purchase shares proposed to be sold by Mr. Ogle, Mr. Sims or Mr. Balthaser. If the foregoing rights of first refusal are not independently or collectively fully exercised, then the shares not purchased may be sold in accordance with the proposed terms of sale. Notwithstanding the foregoing, the Right of First Refusal Agreement does not restrict the ability of Messrs. Ogle, Sims or Balthaser to sell shares of Common Stock in the public market pursuant to Rule 144 promulgated under the Securities Act.

     TAX AGREEMENT. As of December 16, 1994, the Company, on the one hand, and the Founding Shareholders, on the other (the "parties"), entered into a Tax Allocation and Indemnification Agreement (the "Tax Agreement") relating to their respective income tax liabilities. Since the Company became fully subject to corporate income taxation as a C corporation after its status as an S corporation terminated prior to the initial public, the reallocation of income and deductions between the period during which the Company was treated as an S corporation and a period during which the Company was subject to corporate income taxation as a C corporation may increase the taxable income of one party in one period while decreasing that of another party in another period. The Tax Agreement generally provides that the Founding Shareholders will be indemnified by the Company with respect to income taxes (plus interest and penalties) arising due to taxable income shifted from a C corporation taxable year to a taxable year in which the Company was an S corporation, and that the Company will be indemnified by the Founding Shareholders with respect to income taxes (plus interest and penalties) arising due to taxable income shifted from an S corporation taxable year to a C corporation taxable year; provided, however, that only in the case of the Founding Shareholders' obligation to indemnify the Company, such obligation shall be reduced by an amount equal to the federal or state tax benefit (if any) derived by the Company due to the shift of taxable income from a taxable year in which the Company was an S corporation to a C corporation taxable year and shall not exceed the amount, if any, by which
(i) the amount of the reduction in the liability for taxes and interest thereon of a Founding Shareholder that results from the shifting of S corporation taxable income to a C corporation taxable year of the Company, exceeds (ii) all reasonable costs incurred by the Founding Shareholder reasonably attributable to securing such reduction in liability for taxes. The Company will also be indemnified by the Founding Shareholders for any federal or state taxes that arise because the Company's status as an S corporation was ineffective, revoked or terminated prior to the termination of the Company's S corporation status. Any payment made by the Company to the Founding Shareholders pursuant to the Tax Agreement may be considered by the Internal Revenue Service or the state taxing authorities to be nondeductible by the Company for income tax purposes.

     FUTURE TRANSACTIONS. The Company has adopted a policy that all transactions between the Company and related parties are subject to approval by a majority of all disinterested directors and must be on terms no less favorable than those that could be obtained from unrelated third parties.

                REPORT ON EXECUTIVE COMPENSATION

     Decisions on compensation of the Company's executive officers generally are made by the four-member Compensation Committee of the Board. The Compensation Committee of the Board was, however, expanded to include Messrs. Ogle and Sabo in May 1997, so all decisions concerning executive compensation for fiscal year 1997 were made only by Messrs. Byrne and Wesneski, prior to Messrs. Ogle and Sabo joining the Compensation Committee. Each member of the Compensation Committee is a Non-Employee Director, except for Mr Ogle, the Company's Chief Executive Officer. All decisions by the Compensation Committee relating to compensation of the Company's executive officers are reviewed by the Board. Decisions with respect to awards under certain of the Company's stock-based compensation plans are made solely by the Stock Option Committee, which is composed of Messrs. Byrne and Wesneski who are also members of the Compensation Committee, in order for such awards to satisfy Securities Exchange Act Rule 16b-3. Set forth below is a report prepared by Messrs. Byrne and Wesneski in their capacity as the Compensation Committee addressing the Company's compensation policies for fiscal year 1997 as they affected the Company's executive officers, including the Company's Chief Executive Officer, Mr. Ogle.

     The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual and long-term performance goals, reward above average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. Targeted levels of total executive compensation are generally set at levels that the Compensation Committee believes to be consistent with others in the Company's industry, although actual compensation levels in any particular year may be above or below those of the Company's competitors, depending upon the Company's performance. Each year the Compensation Committee commissions a report prepared by an independent consulting firm, which details the compensation of various executive positions for companies comparable to the Company. The Compensation Committee uses this report to assist it setting compensation for the Company's executives.

     The Compensation Committee is mindful of grants or awards made to the Company's executive officers under the Company's stock-based compensation plans administered by the Stock Option Committee. The Compensation Committee endorses the position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value. Thus, the Compensation Committee takes into account these stock-based elements in designing the compensation packages of the Company's executive officers.

     In 1993, Congress amended the Internal Revenue Code to add Section 162(m). This section provides that publicly held companies may not deduct compensation paid to certain executive officers in excess of $1 million annually, with certain exemptions. The Company has examined its compensation policies in view of Section 162(m) and the regulations adopted by the Internal Revenue Service to implement this section and has determined that these provisions will not affect the deductibility of executive compensation for fiscal 1997. It is currently not expected that any part of the Company's deduction for executive compensation will be disallowed for fiscal 1998.

     The three principal components of the Company's non-stock-based compensation program are base salary, sales commissions and profit sharing.

BASE SALARIES

     Each executive officer's base salary is reviewed annually by the Compensation Committee and is subject to adjustment on the basis of individual, business unit and corporate performance. Base salaries are generally set at or somewhat below competitive levels, with the result that the Company relies on annual and longer term incentive compensation to attract and retain executive officers of outstanding ability and to motivate them to perform to the full extent of their abilities. The base salaries of the Company's executive officers are kept within a fairly narrow range in an effort to keep the amount of total base salaries under control and otherwise reflect the relatively comparable contributions made by the Company's executive officers to the Company's overall performance.

SALES COMMISSIONS

     The Company pays sales commissions to its sales personnel on a monthly basis. Each year the Company's Chief Executive Officer recommends to the Compensation Committee a sales commission rate to be paid to sales personnel that are executive officers, and this recommendation is subject to the Compensation Committee's review and approval. While the Compensation Committee strives to set sales commission rates that will provide an incentive to maximize Company sales, the Committee also seeks to set rates at a level that will ensure a proper balance between efforts directed toward overall benefit to the Company and the executive's personal compensation.

PROFIT SHARING INCENTIVE PLAN

     Under the Company's Profit Sharing Incentive Plan (the "Profit Sharing Plan"), which is administered by the Compensation Committee, the Company reserves each fiscal quarter an amount equal to 7% of its income before income taxes (as calculated prior to profit sharing expense) (the "Reserve") for the payment of cash bonuses to the Company's eligible employees. Of the total amount of the Reserve, approximately 43% is allocated to the Executive Incentive Program and the remaining 57% is allocated to the Employee Incentive Program. In addition to the Company's Profit Sharing Plan, the Compensation Committee designates each year those eligible employees who shall share in the Management Incentive Program. The Compensation Committee seeks to designate those employees who make the greatest contribution to the Company's overall effective management to share in the Management Incentive Program. Once designated to share in the Management Incentive Program, a participant receives a quarterly award based on a specified percentage of that employee's base salary, determined as a percentage of the Company's actual operating income compared to the budgeted operating income for the quarter. The Company's executive officers currently share in the Executive Incentive Program or the Management Incentive Program, with the balance of eligible employees sharing in the Employee Incentive Program.

FISCAL 1997 CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Ogle's compensation for fiscal year 1997 as Chairman and Chief Executive Officer of the Company principally consisted of a base salary and share of the Executive Incentive Program under the Profit Sharing Plan. Mr. Ogle's compensation for fiscal year 1997 was based on the executive compensation policies described above. The Compensation Committee set Mr. Ogle's base salary for fiscal 1997 in light of such policies, including consideration of a report prepared by an independent consulting firm detailing the compensation of chief executive officers of companies determined to be comparable to the Company. The Compensation Committee designated Mr. Ogle to participate in the Executive Incentive Program based upon the substantial contribution made by Mr. Ogle to the management of the Company. Mr. Ogle's participation in the Executive Incentive Program and the Company's strong performance in fiscal 1997 directly determined the amount of bonus paid to Mr. Ogle. Mr. Ogle received other compensation in fiscal 1997 comprised of the Company's matching contributions under its 401(k) plan. Mr. Ogle does not participate in the Compensation Committee's decision regarding his own compensation.

                                   Submitted by the Compensation Committee
                                   of the Board of Directors


                                   WILLIAM E. OGLE
                                   JAMES J. BYRNE
                                   DENNIS G. SABO
                                   LAWRENCE E. WESNESKI

                              PERFORMANCE GRAPH

     The following graph compares the annual cumulative total shareholder return on an investment of $100 on February 14, 1995 in the Company's Common Stock, based on the market price of the Common Stock, with the cumulative total return of a similar investment in companies on the Nasdaq Composite Stock
Market Index and in a group of peer companies selected by the Company on a line-of-business basis and weighted for market capitalization. Peer companies included are Diamond Multimedia Systems, Inc., Number Nine Visual Technology Corporation, ATI Technologies, Inc., Boca Research, Inc. and Creative Technologies, Ltd. The Company is also included in the calculations of peer group cumulative total shareholder return on investment. The peer group index excludes Diamond Multimedia Systems, Inc. and Number Nine Visual Technology Corporation, whose common stock became publicly traded on April 14, 1995 and May 29, 1995, respectively, for the portion of the period covered below that is prior to the date that such companies' stock became publicly traded.



                                  [GRAPH]

                    February 14,  October 31,  October 31,  October 31,
          Date         1995           1995          1996       1997
          ----      ------------  -----------  ----------   ----------
            STBI     $100.00         83.02        159.43      332.55
            Nasdaq   $100.00        131.04        154.50      201.56
            Peer     $100.00        120.83         82.86      240.60

                   ANNUAL REPORT ON FORM 10-K

     UPON WRITTEN REQUEST OF ANY BENEFICIAL SHAREHOLDER OR SHAREHOLDER OF RECORD, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED OCTOBER 31, 1997 (INCLUDING THE EXHIBITS, FINANCIAL STATEMENTS, AND THE SCHEDULES THERETO) REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13A-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934, MAY BE OBTAINED, WITHOUT CHARGE, FROM BRYAN F. KEYES, SECRETARY, 1651 NORTH GLENVILLE DRIVE, RICHARDSON, TEXAS 75081.

                        SHAREHOLDER PROPOSALS

     Shareholder proposals to be presented at the 1999 Annual Meeting of Shareholders, for inclusion in the Company's Proxy Statement and form of Proxy relating to that meeting, must be received by the Company at its offices in Richardson, Texas, addressed to the Secretary of the Company, not later than October 30, 1998. Such proposals must comply with the Bylaws of the Company and the requirements of Regulation 14A of the Securities Exchange Act of 1934.

                            OTHER MATTERS

     At the date of this Proxy Statement, management was not aware that any matters not referred to in this Proxy Statement would be presented for action at the meeting. If any other matters should come before the meeting, the persons named in the accompanying form of Proxy will have discretionary authority to vote all proxies in accordance with their best judgment, unless otherwise restricted by law.


                                   By Order of the Board of Directors

                                             BRYAN F. KEYES
                                                SECRETARY


Dated: February 27, 1998

                                APPENDIX A

                            STB SYSTEMS, INC.
                      1995 LONG TERM INCENTIVE PLAN
           (AS AMENDED AND RESTATED EFFECTIVE NOVEMBER 1, 1997)

     1.   PURPOSE

          The STB SYSTEMS, INC. 1995 LONG TERM INCENTIVE PLAN (AS AMENDED AND RESTATED EFFECTIVE NOVEMBER 1, 1997) (the "RESTATED PLAN") has been established by STB SYSTEMS, INC. (the "CORPORATION") to:

          (a) Attract and retain key employees, consultants and other independent contractors;

          (b) Motivate participating employees, consultants and independent contractors, by means of appropriate incentives, to achieve long-range goals;

          (c) Provide incentive compensation opportunities that are competitive with those of other corporations; and

          (d) Further identify the interests of eligible employees, consultants, and independent contractors with those of the Corporation's other shareholders through compensation alternatives based on the Corporation's Common Stock;

and thereby promote the long-term financial interest of the Corporation, including the growth in value of the Corporation's equity and enhancement of long-term shareholder return.

     2.   SCOPE

          Awards under the Restated Plan may be granted in the form of (i) incentive stock options ("INCENTIVE STOCK OPTIONS") as provided in Section 422 of the Internal Revenue Code of 1986, as amended (the "CODE"), (ii) non-qualified stock options ("NON-QUALIFIED OPTIONS") (unless otherwise indicated, references in the Restated Plan to "options" include incentive stock options and non-qualified options), (iii) shares of the Common Stock of the Corporation (the "COMMON STOCK") that are restricted as provided in paragraph 12 hereof ("RESTRICTED SHARES") or (iv) units valued based upon the long-term performance of the Corporation as determined pursuant to paragraph 13 hereof ("PERFORMANCE UNITS"). Options may be accompanied by stock appreciation rights ("RIGHTS"). Rights may also be granted without accompanying options. The maximum aggregate number of performance units, shares of Common Stock with respect to which options and restricted shares are granted, and rights granted without accompanying options, which may be awarded from time to time under the Restated Plan shall be 2,700,000 (subject to adjustment as described in paragraph 16 hereof). The maximum number of Shares of Common Stock with respect to which incentive stock options, non-qualified options, restricted shares and performance units may be granted in any one year to any employee shall not exceed 250,000. Shares of Common Stock with respect to which awards are granted may be, in whole or in part, authorized and unissued shares, authorized and issued shares held in the treasury of the Corporation, or issued shares reacquired by the Corporation, as the Board of Directors of the Corporation (the "BOARD OF DIRECTORS") shall from time to time determine. If for any reason (other than surrender of options or Deemed Options (as herein defined) upon exercise of rights as provided in paragraph 9 hereof) any shares as to which an option has been granted cease to be subject to purchase thereunder, or any restricted shares are forfeited to the Corporation, or any right issued without accompanying options terminates or expires without being exercised, then the shares in respect of which such option or right was granted, or such restricted shares, shall become available for subsequent awards under the Restated Plan to the extent permitted by the Code and other applicable law.

     3.   EFFECTIVE DATE

          The Plan originally became effective on January 1, 1995 and, unless sooner terminated pursuant to the terms hereof, the Plan shall terminate on December 31, 2004. The Restated Plan was adopted effective on November 1, 1997. The Restated Plan (and each award granted under the Restated Plan) will become null and void unless the Restated Plan is approved by the affirmative vote of the holders of a majority of the shares of voting stock of all classes of the Corporation present, or represented, and entitled to vote at a meeting of shareholders of the Corporation at which a majority of the outstanding shares of the Corporation's voting stock is voted on the proposal to approve the Restated Plan. The agreement relating to each award granted under the Restated Plan prior to approval of the Restated Plan by shareholders as aforesaid shall expressly provide that such award will not be exercisable or payable prior to such approval and that such award will become null and void unless the Restated Plan is approved by the shareholders. It is the intent of the Corporation for the Restated Plan to comply with new Rule 16b-3, issued by the Securities and Exchange Commission on May 31, 1996 ("Rule 16b-3").

     4.   ADMINISTRATION

          (a) The Restated Plan shall be administered, construed and interpreted by the Board of Directors of the Corporation; provided, that the Board of Directors, in its discretion, may delegate any or all of its authority, powers and discretion under the Restated Plan to the Stock Option Committee of the Board of Directors. (All references herein to the "Committee" shall be deemed to refer exclusively to the Stock Option Committee or any successor thereto of the Board of Directors of the Corporation.) Notwithstanding anything in this paragraph 4 to the contrary, the Committee shall consist of two or more directors who are "non-employee directors," as such term as defined under Rule 16b-3.

          (b) With respect to persons subject to Section 16 of the Securities Exchange Act of 1934 (the "1934 Act"), transactions under the Restated Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Restated Plan or action by the Board of Directors or the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board of Directors or the Committee, as applicable.

          (c) The Board of Directors shall have plenary authority in its sole discretion and subject to the express provisions of the Restated Plan, to grant options, to determine the purchase price of the Common Stock covered by each option (the "EXERCISE PRICE"), the term of each option and to change the same, the class or classes of shares of Common Stock to be covered by each option, the Employees (as defined in paragraph 5 hereof) to whom, and the time or times at which, options shall be granted and the number of shares to be covered by each option; to designate options as incentive stock options or non-qualified options and to determine which options shall be accompanied by rights; to grant rights without accompanying options; to determine the Employees to whom and the time or times at which such rights shall be granted and the exercise price, term, and number of shares of Common Stock covered by any Deemed Option (as defined in paragraph 9 hereof) corresponding thereto; to grant restricted shares and performance units and to determine the term of the restricted period and appropriate long-term objectives and other conditions applicable to such restricted shares or performance units, the Employees to whom and the time or times at which restricted shares or performance units shall be granted and the number of restricted shares or performance units to be covered by each grant; to determine the Non-Employee Participants (as defined in paragraph ___ hereof) to whom, and the time or times at which, non-qualified options shall be granted and the number of shares to be covered by each option; to interpret the Restated Plan; to prescribe, amend and rescind rules and regulations relating to the Restated Plan; to determine the terms and provisions of the option agreements, and the right, restricted share and performance unit agreements entered into in connection with awards under the Restated Plan; to accelerate outstanding awards and extend the exercisability thereof in its discretion; to prepare and distribute in such manner as the Board of Directors determines to be appropriate information concerning the Restated Plan, and to make all other determinations deemed necessary or advisable for the administration of the Restated Plan. The Board of Directors may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Board of Directors or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Board of Directors or such person may have under the Restated Plan; PROVIDED, HOWEVER, that except as authorized in paragraph 4(a) above, the Board of Directors shall not delegate its authority to construe and interpret the Restated Plan, to determine which Employees or Non-Employee Participants may participate in the Restated Plan, or its authority to make grants of options, restricted shares, performance units and rights.

          (d) If appointed, the Committee shall function as follows. The Committee may adopt such rules as it deems necessary, desirable or appropriate. The Committee may act at a meeting or in writing without a meeting. The Committee shall elect one of its members as chairman, appoint a secretary (who may or may not be a Committee member, as the case may be) and advise the Board of Directors of such actions. The secretary shall keep a record of all minutes and forward all necessary communications to the Corporation. A majority of the Committee shall constitute a quorum. All decisions of the Committee shall be made by a vote of not less than a majority of the Committee members present at a meeting of the Committee at which a quorum is present or by a written consent signed by all of the members of the Committee. A dissenting Committee member who, within a reasonable time after he has knowledge of any action or failure to act in accordance with the preceding sentence, registers his dissent in writing delivered to the other Committee members and to the Board of Directors, shall not be responsible for any such action or failure to act.

          (e) All usual and reasonable expenses of the Committee shall be paid by the Corporation, and no member shall receive compensation with respect to his services for the Committee except as may be authorized by the Board of Directors. The Board of Directors and the Committee may employ attorneys, consultants, accountants or other persons, and the Board of Directors, the Committee, the Corporation and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Board of Directors or the Committee in good faith shall be final and binding upon all Employees who have received awards, the Corporation and all other interested persons. No member of Board of Directors or the Committee shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Restated Plan or awards made thereunder, and the Corporation shall indemnify and hold harmless each member of the Board of Directors or the Committee against all loss, cost, expenses or damages, occasioned by any act or omission to act in connection with any such action, determination or interpretation under or of the Restated Plan, consistent with the Corporation's articles of incorporation and bylaws.

          (f) Subject to such limitations or restrictions as may be imposed by the Code or other applicable law, the Board of Directors may grant to an Employee who has been granted an award under the Restated Plan or any other benefit plan maintained by the Corporation or any of its subsidiaries, or any predecessor or successor thereto, in exchange for the surrender and cancellation of such prior award, a new award with such terms and conditions as the Board of Directors may deem appropriate consistent with the provisions of the Restated Plan.

          5. ELIGIBILITY; FACTORS TO BE CONSIDERED IN GRANTING AWARDS; AWARDS TO NON-EMPLOYEE PARTICIPANTS

          (a) Except as provided in paragraph 5(c) below, awards shall be granted only to persons who are regular full-time employees (meaning an employee who works thirty (30) hours or more per week for the Corporation) of the Corporation or one or more of its subsidiaries (as defined below) and either are officers of, or in the opinion of the Board of Directors hold key positions in or for, the Corporation or any subsidiary ("Employees"). In determining the Employees to whom awards shall be granted, the number of shares and class or classes of Common Stock with respect to which each award shall be granted, the number of performance units granted by each award, and the terms and conditions of each award, the Board of Directors shall take into account the nature of the Employee's duties, his or her present and potential contributions to the growth and success of the Corporation, and such other factors as the Board of Directors shall deem relevant in connection with accomplishing the purposes of the Restated Plan. The chief executive officer of the Corporation shall assist the Board of Directors in this determination by making recommendations. An Employee who has been granted an award or awards under the Restated Plan may be granted an additional award or awards, subject to such limitations as may be imposed by the Code on the grant of incentive stock options or other applicable law.

          (b) For purposes of this Restated Plan, the term "SUBSIDIARY" means any corporation (other than the Corporation) during any period of which fifty percent (50%) or more of the total combined voting power of all classes of stock is owned, directly or indirectly, by the Corporation. For purposes of this Restated Plan, the term "AFFILIATE" shall have the same meaning as in Rule 12b-2 promulgated under the 1934 Act.

          (c) In its discretion, the Board of Directors may award non-qualified options to consultants and other independent contractors performing services for the Corporation, subject to such terms and conditions as may be set forth in agreements with the optionees. Any consultant or independent contractor to whom an award of non-qualified options may be made is referred to as a "NON-EMPLOYEE PARTICIPANT."

          6.   OPTION PRICE; FAIR MARKET VALUE

          The per share exercise price of each option for shares of Common Stock shall be determined by the Board of Directors, but shall be one hundred percent (100%) of the Fair Market Value on the date the option is granted unless the Board of Directors expressly determines otherwise, subject to the requirements for incentive stock options set forth in paragraph 10 hereof. For purposes of this Restated Plan, the term "FAIR MARKET VALUE PER SHARE" as of any date shall mean, except as provided in paragraph 9(d) hereof, for shares of Common Stock with respect to which restricted shares, options and rights shall be granted, the closing price of such Common Stock on such date (or if there are no sales on such date, on the next preceding date on which there were sales), as reported on the New York Stock Exchange Composite Tape, or if such Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported on the principal consolidated transaction reporting system for the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if such Common Stock is not listed or admitted to trading on any national securities exchange, the closing price of such Common Stock as reported on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), or if such Common Stock is not listed or admitted to trading on the NASDAQ National Market System, the last quoted sales price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the NASDAQ System or such other system as may then be in use, or if such Common Stock is not reported on any such system and is not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Common Stock selected by the Board of Directors, or if no such market maker is making a market in such Common Stock, the fair value of such Common Stock as determined in good faith by the Board of Directors by applying generally recognized principles of valuing closely-held securities; PROVIDED, HOWEVER, that in any event the Fair Market Value per Share shall be appropriately adjusted to reflect events described in paragraph 16 hereof. The Board of Directors shall determine the date on which an option is granted, provided that such date is consistent with the Code and any applicable rules or regulations thereunder; in the absence of such determination, the date on which the Board of Directors adopts a resolution granting an option shall be considered the date on which such option is granted, provided the individual to whom the option is granted is promptly notified of the grant and a written option agreement is duly executed as of the date of the resolution. The exercise price so determined shall also be applicable in connection with the exercise of any related right.

          7.   TERM OF OPTIONS

          The term of each option granted under the Restated Plan shall be as the Board of Directors shall determine, but in no event shall any option have a term of more than ten (10) years from the date of grant, subject to earlier termination as provided in paragraphs 14 and 15 hereof. If the holder of an incentive stock option owns Common Stock possessing more than ten percent (10%) of the combined voting power of all classes of stock of the Corporation or any subsidiary, the term of such incentive stock option shall not exceed five (5) years from the date of grant.

          8.   EXERCISE OF OPTIONS

          (a) Subject to the provisions of this Restated Plan and unless otherwise provided in the option agreement, an option granted under the Restated Plan shall become one hundred percent (100%) vested at the earliest of the Employee's retirement from active employment at or after Retirement Age (as defined in paragraph 14 hereof) or the Employee's or Non-Employee Participant's death or total and permanent disability (as defined in paragraph 15 hereof). Prior to becoming one hundred percent (100%) vested, each option shall become exercisable in such cumulative installments and upon such events as the Board of Directors may determine in its sole discretion. Subject to the foregoing, the unvested portion of any option or right granted under the Restated Plan shall be forfeited on the date the Employee ceases to be an Employee of the Corporation, or the date the consultant or independent contractor ceases to provide services as such to the Corporation. The Board of Directors may also, in its sole discretion, accelerate the exercisability of any option or installment thereof at any time.

          (b) An option may be exercised at any time or from time to time (subject, in the case of an incentive stock option, to such restrictions as may be imposed by the Code), as to any or all full shares of Common Stock as to which the option has become exercisable; PROVIDED, HOWEVER, that an option shall not be exercised at any time as to less than fifty (50) shares (or less than the number of shares of Common Stock as to which the option is then exercisable, if that number is less than fifty (50) shares).

          (c) At the time of exercise of any option, the per share exercise price of such option shall be paid in full for each share of Common Stock with respect to which such option is exercised. Payment may be made in cash or, with the approval of the Board of Directors, in shares of the Common Stock, valued at the Fair Market Value per Share on the date of exercise. If the Corporation shall have a class of its Common Stock registered pursuant to
Section 12 of the 1934 Act, an option holder may also make payment at the time of exercise of an option for such class of Common Stock by delivering to the Corporation a properly executed exercise notice together with irrevocable instructions to a broker approved by the Corporation that upon such broker's sale of shares with respect to which such option is exercised, it is to deliver promptly to the Corporation the amount of sale proceeds necessary to satisfy the option exercise price and any required withholding taxes (subject to the provisions of paragraph 19 hereof).

          (d) No option granted under this Plan prior to the effective date of the Restated Plan may be exercised prior to the expiration of six (6) months from the date of the award thereof.

          (e) Upon the exercise of an option or portion thereof in accordance with the Restated Plan, the option agreement and such rules and regulations as may be established by the Board of Directors, the holder thereof shall have the rights of a shareholder with respect to the Common Stock issued as a result of such exercise.

          9.   AWARD AND EXERCISE OF RIGHTS

          (a) The Board of Directors may grant a right to an Employee either as a primary right or an additional right (each as defined in this paragraph) in the manner set forth in this paragraph 9. A right granted in connection with an option may be granted either at the time the option is granted or, in the case of an option that is not an incentive stock option, thereafter at any time prior to the exercise, termination or expiration of such option. Each right shall be subject to the same terms and conditions as the related option or Deemed Option (as defined in paragraph 9(b)) and shall be exercisable only to the extent the option or Deemed Option is exercisable.

          (b) A primary right may be awarded by the Board of Directors either alone or in connection with any option granted to an Employee under the Restated Plan. Each primary right granted without a corresponding option shall nevertheless be deemed for certain purposes described in this paragraph 9 to have been accompanied by an option (a "DEEMED OPTION"). A Deemed Option shall have no value, and no shares of Common Stock (or other consideration) shall be delivered upon exercise thereof, but such Deemed Option shall serve solely to establish the terms and conditions of the corresponding primary right. At the time of grant of a primary right not granted in connection with an option, the Board of Directors shall set forth the terms and conditions of the corresponding Deemed Option. The terms and conditions of such Deemed Option shall include all terms and conditions that at the time of grant are required, and, in the discretion of the Board of Directors, may include any additional terms and conditions that at such time are permitted, to be included in options granted under this Restated Plan. A primary right shall entitle the Employee to surrender unexercised the related option or Deemed Option (or any portion or portions thereof that the Employee determines to surrender) and to receive in exchange, subject to the provisions of the Restated Plan and such rules and regulations as from time to time may be established by the Board of Directors, a payment having an aggregate value equal to (i) the excess of (A) the Fair Market Value per Share on the exercise date over (B) the per share exercise price of the option or Deemed Option, multiplied by
(ii) the number of shares of Common Stock subject to the option, Deemed Option or portion thereof that is surrendered. Surrender of an option or Deemed Option or portion thereof in exchange for a payment as described in this paragraph is referred to as the "EXERCISE OF A PRIMARY RIGHT." Upon exercise of a primary right, payment shall be made in the form of cash, shares of Common Stock, or a combination thereof, as elected by the Employee. Shares of Common Stock paid upon exercise of a primary right will be valued at the Fair Market Value per Share on the exercise date. Cash will be paid in lieu of any fractional share of Common Stock based upon the Fair Market Value per Share on the exercise date. Subject to paragraph 19 hereof, no payment will be required from the Employee upon exercise of a primary right.

          (c) An additional right may be awarded by the Board of Directors in connection with any option granted to an Employee under the Restated Plan. An additional right shall entitle the Employee to receive, upon the exercise of a related option, a cash payment equal to (i) the product determined by multiplying (A) the excess of (x) the Fair Market Value per Share on the date of exercise of the related option over (y) the option price per share at which such option is exercisable by (B) the number of shares of Common Stock with respect to which the related option is being exercised, multiplied by (ii) a percentage factor (which may be any percentage factor equal to or greater than ten percent (10%) and equal to or less than one hundred percent (100%)) as determined by the Board of Directors at the time of the grant of such additional right or as determined in accordance with a formula for determination of such percentage factor established by the Board of Directors at the time of the grant of such additional right. If no percentage factor or formula is otherwise specified by the Board of Directors at the time of grant of such additional right, the percentage factor shall be deemed to be one hundred percent (100%). The Board of Directors at any time, or from time to time, after the time of grant may in its discretion increase such percentage factor (or amend such formula so as to increase such factor) to not more than one hundred percent (100%).

          (d) Upon exercise of a primary right, the number of shares of Common Stock subject to exercise under the related option or Deemed Option shall automatically be reduced by the number of shares of Common Stock represented by the option, Deemed Option or portion thereof surrendered. Shares of Common Stock subject to options, Deemed Options or portions thereof surrendered upon the exercise of rights shall not be available for subsequent awards under the Restated Plan.

          (e) A right related to an incentive stock option may only be exercised if the Fair Market Value per Share on the exercise date (as determined pursuant to paragraph 6) exceeds the exercise price of the option per share of Common Stock.

          (f) If neither the right nor, in the case of a right (whether primary or additional) with a related option, the related option, is exercised before the end of the day on which the right ceases to be exercisable, such right shall be deemed exercised as of such date and, subject to paragraph 19 hereof, a payment in the amount prescribed by paragraph 9(b) or paragraph 9(c), as the case may be, shall be paid to the Employee in cash.

          10.  INCENTIVE STOCK OPTIONS

          (a) The Board of Directors shall designate the Employees to whom incentive stock options, as described in Section 422 of the Code or any successor section thereto, are to be awarded under the Restated Plan and shall determine the class or classes and the number of shares of Common Stock to be covered by each incentive stock option. Incentive stock options shall be awarded only to regular full-time Employees of the Corporation. In no event shall the aggregate Fair Market Value of all Common Stock (determined at the time the option is awarded) with respect to which incentive stock options are exercisable for the first time by an individual during any calendar year (under all plans of the Corporation and its subsidiaries) exceed $100,000.

          (b) The purchase price of a share of Common Stock under each incentive stock option shall be determined by the Board of Directors; PROVIDED, HOWEVER, that in no event shall such price be less than one hundred percent 100% of the Fair Market Value Per Share as of the date of grant or one hundred ten percent (110%) of such Fair Market Value Per Share if the holder of the incentive stock option owns Common Stock possessing more than ten percent (10%) of the combined voting power of all classes of stock of the Corporation or any subsidiary.

          (c) Except as provided in paragraphs 14 and 15 hereof, no incentive stock option shall be exercised at any time unless the holder thereof is then a regular full-time Employee of the Corporation or one of its subsidiaries. For this purpose, "SUBSIDIARY" shall include, as under Treasury Regulations Section 1.421-7(h)(3)-(4), example (3), any corporation that is a subsidiary of the Corporation during the entire portion of the requisite period of employment during which it is the employer of the holder.

          (d) In the event of amendments to the Code or applicable rules or regulations relating to incentive stock options subsequent to the date hereof, the Corporation may amend the provisions of the Restated Plan, and the Corporation and the Employees holding such incentive stock options may agree to amend outstanding option agreements to conform to such amendments.

          11.  LIMITED TRANSFERABILITY OF OPTIONS AND RIGHTS

          Incentive stock options granted under the Restated Plan shall not be transferable other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and incentive stock options shall be exercisable during the lifetime of the Employee only by the Employee or by the Employee's guardian or legal representative (unless such exercise would disqualify an option as an incentive stock option). Unless the agreement regarding the award of non-qualified options or rights expressly provides otherwise, non-qualified options and rights granted under the Restated Plan may be transferred by the holder to Permitted Transferees, provided that there cannot be any consideration for the transfer. For purposes of this Restated Plan, "Permitted Transferees" shall mean Immediate Family Members of the optionee, trusts for the benefit of such Immediate Family Members, and partnerships in which such optionee and/or such Immediate Family Members are the only partners. The term "Immediate Family Member" shall mean an optionee's descendants (children, grandchildren and more remote descendants), and shall include step-children and relationships arising from legal adoption. Otherwise, neither options nor rights, nor any interest therein may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution. During the recipient's lifetime, a non-qualified option or right may only be exercised by the optionee, the optionee's guardian or legal representative, or a Permitted Transferee.

          12.  AWARD AND DELIVERY OF RESTRICTED SHARES

          (a) At the time an award of restricted shares to an Employee is made, the Board of Directors shall establish a period or periods of time (each a "RESTRICTED PERIOD") applicable to such award that shall not be more than ten
(10) years. Each award of restricted shares may have a different Restricted Period or Restricted Periods. The Board of Directors may, in its sole discretion, at the time an award is made, provide for the incremental lapse of Restricted Periods with respect to a portion or portions of the restricted shares awarded, and for the lapse or termination of restrictions upon all or any portion of the restricted shares upon the satisfaction of other conditions in addition to or other than the expiration of the applicable Restricted Period. The Board of Directors may also, in its sole discretion, shorten or terminate a Restricted Period or waive any conditions for the lapse or termination of restrictions with respect to all or any portion of the restricted shares. Notwithstanding the foregoing, all restrictions shall lapse or terminate with respect to all restricted shares upon the Employee's death, total and permanent disability (as defined in paragraph 15 hereof), or retirement from active employment at or after the Retirement Age (as defined in paragraph 14 hereof).

          (b) At the time a grant of restricted shares is made to an Employee, a stock certificate representing a number of shares of Common Stock equal to the number of such restricted shares shall be registered in the Employee's name but shall be held in custody by the Corporation for such Employee's account. The Employee shall generally have the rights and privileges of a shareholder as to such restricted shares, including, without limitation, the right to vote such restricted shares, except that, subject to the earlier lapse or termination of restrictions as herein provided, the following restrictions shall apply: (i) the Employee shall not be entitled to delivery of the stock certificate evidencing restricted shares until the expiration or termination of the Restricted Period applicable to such shares and the satisfaction of any other conditions prescribed by the Board of Directors; (ii) none of the shares then subject to a Restricted Period shall be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period applicable to such shares and until the satisfaction of any other conditions prescribed by the Board of Directors; and (iii) all of the shares then subject to a Restricted Period shall be forfeited and all rights of the Employee to such restricted shares shall terminate without further obligation on the part of the Corporation if the Employee ceases to be a regular full-time Employee of the Corporation or any of its subsidiaries before the expiration or termination of such Restricted Period and the satisfaction of any other conditions prescribed by the Board of Directors applicable to such restricted shares. Dividends in respect of restricted shares shall be currently paid; PROVIDED, HOWEVER, that in lieu of paying currently a dividend of shares of Common Stock in respect of restricted shares, the Board of Directors may, in its sole discretion, register in the name of an Employee a stock certificate representing such shares of Common Stock issued as a dividend in respect of restricted shares, and may cause the Corporation to hold such certificate in custody for the Employee's account subject to the same terms and conditions as such restricted shares. Upon the forfeiture of any restricted shares, such forfeited restricted shares shall be transferred to the Corporation without further action by the Employee. The Employee shall have the same rights and privileges, and be subject to the same restrictions, with respect to any shares received pursuant to paragraph 16 hereof.

          (c) Upon the expiration or termination of the Restricted Period applicable to such shares and the satisfaction of any other conditions prescribed by the Board of Directors or at such earlier time as provided for herein, the restrictions applicable to the shares subject to such Restricted Period shall lapse and a certificate for a number of shares of Common Stock equal to the number of restricted shares with respect to which the restrictions have expired or terminated shall be delivered, free of all such restrictions, except any that may be imposed by law, to the Employee or the Employee's Beneficiary (as defined in paragraph 14(b)). The Corporation shall not be required to deliver any fractional share of Common Stock but shall pay to the Employee or the Employee's Beneficiary, in lieu thereof, the product of (i) the Fair Market Value per Share (determined as of the date the restrictions expire or terminate) and (ii) the fraction of a share to which such Employee would otherwise be entitled. Subject to paragraph 19 hereof, no payment will be required from the Employee upon the issuance or delivery of any Common Stock upon the expiration or termination of a Restricted Period with respect to restricted shares.

          13.  AWARD OF PERFORMANCE UNITS

          (a) At the time an award of performance units to an Employee is made, the Board of Directors shall prescribe a range of long-term financial or other performance objectives, including minimum, maximum and target objectives of the Corporation ("LONG-TERM OBJECTIVES") during the Incentive Period (as defined in paragraph 13(c) hereof) applicable to such performance units, and shall determine a range of dollar values of each performance unit associated with such range of long-term earnings objectives. If the minimum long-term objective prescribed by the Board of Directors for any performance unit is not achieved or exceeded, then such performance unit shall have no value and no amount shall be payable with respect thereto. If such minimum long-term objective is achieved or exceeded, then the dollar value of all performance units to be paid with respect thereto shall be based upon the level of long-term objective achieved, subject to any maximum performance unit value imposed by the Board of Directors. If during the course of an Incentive Period there shall occur significant events that were not foreseen in establishing the minimum long-term objective for such Incentive Period and which the Board of Directors expects to have a substantial effect on such objective during such Incentive Period, in its discretion, the Board of Directors may revise such objective.

          (b) Any Employee who is an Employee of the Corporation or a subsidiary as of the Valuation Date (as defined in paragraph 13(c)) with respect to performance units that have been previously awarded to him, shall, if the minimum long-term objective specified in paragraph 13(a) is met, be eligible to receive a cash award equal to the value of such performance units determined pursuant to such paragraph 13(a) as of the Valuation Date applicable thereto. Payment of such cash award shall be made as soon as practicable following the Valuation Date of such performance units. Except as otherwise provided in paragraph 14 hereof, any performance units awarded to an Employee during his employment period for which the Incentive Period has not ended shall be forfeited upon the date such employment terminates, and he shall not be entitled to any payment in respect thereof.

          (c)  For purposes of the Restated Plan,

               (i) the "INCENTIVE PERIOD" with respect to a performance unit shall be a period beginning on the date such performance unit is granted and lasting for such period, not shorter than two (2) years nor longer than ten years, as the Board of Directors shall designate; and

               (ii) the "VALUATION DATE" means the last day of the Incentive Period for a performance unit.

          14.  TERMINATION OF EMPLOYMENT OR SERVICE

          (a) In the event that the employment of an Employee to whom an option or right has been granted under the Restated Plan terminates for any reason (except pursuant to an authorized leave of absence for military or government service as determined by the Board of Directors or as set forth in paragraph 15 hereof), such Employee shall have a period of ninety (90) days following termination of employment in which to exercise any then vested options or rights under the Restated Plan, and at the end of the 90-day period, all rights of such Employee under any then outstanding option or right shall terminate and shall be forfeited immediately as to any unexercised portion thereof.

          (b) Unless otherwise determined by the Board of Directors, if an Employee to whom performance units have been granted ceases to be an Employee of the Corporation or of a subsidiary prior to the end of the Incentive Period with respect to such performance units for any reason other than death, total and permanent disability or retirement from active employment at or after the Retirement Age, the Employee shall immediately forfeit all such performance units. If an Employee to whom performance units have been granted terminates employment by reason of retirement on or after the Retirement Age, total and permanent disability or death, he shall, if the minimum long-term objectives specified in paragraph 13(a) hereof are met, be eligible to receive a cash award equal to the value of such performance units, determined pursuant to such paragraph 13(a) and payable as soon as practicable following the Valuation Date of such performance units. If the Employee terminates employment due to his death or if an Employee who retires from active employment on or after his Retirement Age or terminated employment due to total and permanent disability dies prior to receipt of any such payment, then his designated Beneficiary (as defined below) shall, if the minimum long-term objectives specified in paragraph 13(a) are met, be entitled to receive a cash award equal to the value of such performance units, determined pursuant to such paragraph 13(a), and payable as soon as practicable following the Valuation Date of such performance units. In the event that the person designated by the Employee as his Beneficiary shall not be living at the time, or if no designation has been made, then the payment of such cash award shall be made to the estate of the Employee. An Employee's Retirement Age ("RETIREMENT AGE") hereunder is sixty
(60). An Employee's "BENEFICIARY" is a person or persons (natural or otherwise) designated by such Employee, pursuant to a written instrument executed by such Employee and filed with the Board of Directors, to receive any benefits payable hereunder in the event of such Employee's death.

          (c) Awards granted to Employees under the Restated Plan shall not be affected by any change of duties or position so long as the holder continues to be a regular full-time Employee of the Corporation or any subsidiary thereof. Any option or right, restricted share or performance unit agreement, and any rules and regulations relating to the Restated Plan, may contain such provisions as the Board of Directors shall approve with reference to the determination of the date employment terminates and the effect of leaves of absence. Any such rules and regulations with reference to any option agreement shall be consistent with the provisions of the Code and any applicable rules and regulations thereunder. Nothing in the Restated Plan or in any award granted pursuant to the Restated Plan shall confer upon any Employee any right to continue in the employ of the Corporation or any subsidiary or interfere in any way with the right of the Corporation or any subsidiary to terminate such employment at any time.

          (d) In the event that the service of a Non-Employee Participant as a consultant or independent contractor terminates for any reason (except as determined by the Board of Directors or as set forth in paragraph 15 hereof), each Non-Employee Participant to whom an option has been awarded shall have a period of ninety (90) days following such termination in which to exercise any then vested options under the Restated Plan, and at the end of the 90-day period, all rights of such Non-Employee Participant under any then outstanding option shall terminate and shall be forfeited immediately as to any unexercised portion thereof.

          15.  DEATH OR TOTAL AND PERMANENT DISABILITY

          If a holder of an option or right granted under the Restated Plan shall die or suffer a total and permanent disability while employed by the Corporation or a subsidiary, or while serving as a consultant or independent contractor for the Corporation or a subsidiary, such option or right may be exercised, to the extent that the holder was entitled to do so at the time of termination (including by reason of death or total and permanent disability), as set forth herein by the holder, the legal guardian of the holder (unless such exercise would disqualify an option as an incentive stock option), a legatee or legatees of the holder under the holder's last will, or by the holder's personal representatives or distributees, whichever is applicable, at any time within twelve (12) months after the date of death or total and permanent disability, but in no event later than the date on which the option or right terminates. Notwithstanding the above, if a holder who terminates by reason of total and permanent disability shall die, a legatee or legatees of such holder under the holder's last will, or the executor of such holder's estate, shall only have the right to exercise such option or right, to the extent that the holder was entitled to do so at termination, during the period ending twelve (12) months after the date of the holder's termination by reason of total and permanent disability. For purposes hereof, "TOTAL AND PERMANENT DISABILITY" shall have the meaning set forth in Code Section 22(e)(3) or any successor provision thereto.

          16.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, ETC.

          Notwithstanding any other provision of the Restated Plan, the Board of Directors shall make or provide for such adjustments to the Restated Plan, to the number and classes of shares available thereunder, to the terms and number of shares of Common Stock or other securities available, and/or to the purchase price of a share of Common Stock or other securities available under, any outstanding options, rights, restricted shares or performance units as it shall deem appropriate to prevent dilution or enlargement, including adjustments in the event of changes in the outstanding Common Stock by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations and the like. In the event of any offer to holders of Common Stock generally relating to the acquisition of their shares, the Board of Directors shall make such adjustment as it deems equitable in respect to outstanding options, rights, restricted shares and performance units, including revision of outstanding options, rights, restricted shares and performance units so that they may be exercisable or redeemable for or payable in the consideration payable in the acquisition transaction. Any such determination by the Board of Directors shall be conclusive. Any fractional shares resulting from such adjustments to options, rights, or restricted shares shall be eliminated.

     17.  BUSINESS COMBINATIONS.

          The following provisions shall apply unless a written agreement evidencing an award of options, rights, restricted shares or performance units under the Restated Plan provides otherwise. In the event that, while any options, rights, restricted shares or performance units are outstanding under the Restated Plan, there shall occur (a) a merger or consolidation of the Corporation with or into another corporation in which the Corporation shall not be the surviving corporation (for purposes of this paragraph 17, the Corporation shall not be deemed the surviving corporation in any such transaction if, as the result thereof, it becomes a wholly-owned subsidiary of another corporation), (b) a dissolution of the Corporation, (c) a transfer of all or substantially all of the assets or shares of stock of the Corporation in one transaction or a series of related transactions to one or more other persons or entities, (d) if any "person" or "group" as those terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Act"), other than Excluded Persons, becomes the "beneficial owner" (as defined in Rule 13d-3 of the Act), directly or indirectly, of securities of the Corporation representing 50% or more of the combined voting power of the Corporation's then outstanding securities, or (e) during any period of two consecutive years commencing on or after April 1, 1995, individuals who at the beginning of the period constituted the Board cease for any reason to constitute at least a majority, unless the election of each director who was not a director at the beginning of the period has been approved in advance by directors representing at least two-thirds (2/3) of the directors then in office who were directors at the beginning of the period, then, with respect to each option, right, restricted share and performance unit outstanding immediately prior to the consummation of such transaction, if provision is not otherwise made in writing in connection with such transaction for the substitution of securities of another corporation, and without the necessity of any action by the Board of Directors, each such option, right, restricted shares or performance units shall terminate, but (A) each holder of an outstanding option shall be entitled, immediately prior to the effective date of such transaction, to purchase the number of shares that are then vested and exercisable, (B) the holder of any right shall be entitled, immediately prior to the effective date of such transaction, to exercise such right to the extent the related option or Deemed Option is exercisable at such time in accordance with its terms, (C) the holder of any additional rights shall be entitled to receive, to the extent the related option is exercised immediately prior to the effective date of such transaction, the full amount of cash he would have been entitled to receive if the related option had been exercised to such extent, to the extent that such additional rights are then vested, and (D) the recipient of any performance unit shall be entitled, immediately prior to the effective date of such transaction, to receive the then vested values under such unit. The unexercised portion of any option, right, Deemed Option or any additional right relating to the unexercised portion of a related option shall be deemed cancelled and terminated as of the effective date of such transaction. Notwithstanding the foregoing, the Board of Directors may provide that upon the occurrence of such events as the Board of Directors shall deem appropriate, all outstanding options, rights, restricted shares and performance units shall become fully vested and exercisable. The term "Excluded Persons" means each of William E. Ogle, William D. Balthaser, Jr. and Mark S. Sims, and any person, entity or group under the control of any of them, or a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation.

          18.  TERMINATION AND AMENDMENT

          The Board of Directors of the Corporation shall have the right to amend, suspend or terminate the Restated Plan at any time; PROVIDED, HOWEVER, that an amendment shall be subject to shareholder approval if such approval is required by Rule 16b-3 promulgated under the 1934 Act or under any successor rule, the Code or the rules of any securities exchange or market system on which securities of the Corporation are listed or admitted to trading at the time such amendment is adopted. The Board of Directors may delegate to the Committee all or any portion of its authority under this paragraph 18. If the Restated Plan is terminated, the terms of the Restated Plan shall, notwithstanding such termination, continue to apply to awards granted prior to such termination. In addition, no suspension, termination, modification or amendment of the Restated Plan may, without the consent of the individual to whom an award shall theretofore have been granted, adversely affect the rights of such individual under such award.

          19.  WITHHOLDING TAX

          (a) The Corporation shall have the right to deduct from all amounts paid in cash in consequence of the exercise of an option or right, or the settlement of a performance unit, under the Restated Plan any taxes required by law to be withheld with respect to such cash payments. Subject to paragraph 19(c) below, where an Employee or other person is entitled to receive shares of Common Stock pursuant to the exercise of an option or a right pursuant to the Restated Plan, the Corporation shall have the right to require the Employee or such other person to pay to the Corporation the amount of any taxes that the Corporation is required to withhold with respect to such shares, or, in lieu thereof, to retain, or sell without notice, a sufficient number of such shares to cover the amount required to be withheld. Upon the disposition (within the meaning of Code Section 424(c)) of shares of Common Stock acquired pursuant to the exercise of an incentive stock option prior to the expiration of the holding period requirements of Code
Section 422(a)(1), the Employee shall be required to give notice to the Corporation of such disposition and the Corporation shall have the right to require the Employee to pay to the Corporation the amount of any taxes that are required by law to be withheld with respect to such disposition.

          (b) Upon termination of the Restricted Period with respect to any restricted shares (or such earlier time, if any, as an election is made by the Employee under Code Section 83(b), or any successor provisions thereto, to include the value of such shares in taxable income), the Corporation shall have the right to require the Employee or other person receiving shares of Common Stock in respect of such restricted shares to pay to the Corporation the amount of taxes that the Corporation is required to withhold with respect to such shares of Common Stock or, in lieu thereof, to retain or sell without notice a sufficient number of shares of Common Stock held by it to cover the amount required to be withheld. The Corporation shall have the right to deduct from all dividends paid with respect to restricted shares the amount of taxes that the Corporation is required to withhold with respect to such dividend payments.

          (c)  In the case of an Employee or other person who is subject to
Section 16 of the 1934 Act, all tax withholding obligations shall be satisfied through the withholding or surrender of shares of Common Stock as necessary to comply with Section 16 of the 1934 Act and the rules and regulations thereunder or to obtain any exemption therefrom.

          20.  WRITTEN AGREEMENTS; STOCK LEGENDS

          Each award of options, rights, restricted shares or performance units shall be evidenced by a written agreement, executed by the Employee or Non-Employee Participant and the Corporation, which shall contain such restrictions, terms and conditions as the Board of Directors may require, and certificates evidencing shares of Common Stock issued under the Restated Plan shall have conspicuously noted thereon such restrictions on transferability as the Corporation may require in order to ensure compliance with applicable federal and state securities laws and regulations.

          21.  EFFECT ON OTHER STOCK PLANS

          The adoption of the Restated Plan shall have no effect on awards made or to be made pursuant to other plans covering Employees or Non-Employee Participants.

                                     PROXY
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                               STB SYSTEMS, INC.


     The undersigned hereby appoints William E. Ogle and Randall D. Eisenbach, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of STB Systems, Inc. held of record by the undersigned on March 3, 1998 at the Annual Meeting of Shareholders to be held on April 16, 1998, or any adjournment thereof.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEES AND THE PROPOSALS LISTED HEREON. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES AND THE PROPOSALS.


                          (PLEASE SEE REVERSE SIDE)



--------------------------------------------------------------------------------
                           ^FOLD AND DETACH HERE^

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                  Please mark
                                                                                                                 your votes as  /X/
                                                                                                                 indicated in
                                                                                                                 this example

1. To elect seven Directors:                INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR     2. Proposal to approve amendment
                                            ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH         of the 1995 Long Term Incentive
     FOR all nominees        WITHHOLD       THE NOMINEE'S NAME IN THE LIST BELOW:                 Plan.
    listed to the right      AUTHORITY
   (except as marked to   to vote for all   William E. Ogle, Randall D. Eisenbach, James L.         FOR    AGAINST   ABSTAIN
       the contrary)      nominees listed   Hopkins, J. Shane Long, James J. Byrne, Dennis G.       / /      / /       / /
                                            Sabo, Lawrence E. Wesneski

           / /                  / /

3. Proposal to ratify the Board             4. In their discretion to vote upon such
   of Directors selection of                   other business as may properly come
   independent auditors.                       before the meeting.
    FOR  AGAINST  ABSTAIN
    / /    / /      / /

                                                                                           DATED:                          , 1998
                                                                                                 --------------------------

                                                                                           --------------------------------------
                                                                                                  (SIGNATURE OF SHAREHOLDER)

                                                                                           --------------------------------------
                                                                                                 (SIGNATURE IF HELD JOINTLY)

                                                                                           PLEASE SIGN EXACTLY AS NAME APPEARS
                                                                                           HEREON.  WHEN SHARES ARE HELD BY
                                                                                           JOINT TENANTS BOTH SHOULD SIGN. WHEN
                                                                                           SIGNING AS ATTORNEY, EXECUTOR,
                                                                                           ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                                                                           PLEASE GIVE FULL TITLE AS SUCH,  IF A
                                                                                           CORPORATION, PLEASE SIGN FULL CORPORATE
                                                                                           NAME BY PRESIDENT OR OTHER AUTHORIZED
                                                                                           OFFICER.  IF A PARTNERSHIP, PLEASE SIGN
                                                                                           IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

------------------------------------------------------------------------------------------------------------------------------------
                                                      ^FOLD AND DETACH HERE^